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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

      WHEREAS, Metropolitan Financial Corp. (the "Corporation") proposes to file with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc. ("NASDAQ") a Registration Statement on Form S-1 and other related documents, statements and filings, for the purposes of registering under the Securities Act of 1933 up to approximately $40,250,000 of cumulative trust preferred securities to be issued by a wholly-owned statutory business trust of the Corporation, an equal amount of junior subordinated debentures to be issued by the Corporation, and up to approximately $8,050,000 in common stock of the Corporation ("Registration Statement"); and,

     WHEREAS, the Corporation intends to file an annual report on Form 10-K for the year ended December 31, 1998 (the "10-K") and a Notice of Annual Shareholders Meeting and Proxy Statement for the Corporation's 1999 Annual Shareholders Meeting (the "Proxy"), and other documents, statements and filings related thereto, with the SEC and NASDAQ on or before March 31, 1999; and,

     WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the Registration Statement, the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein,

     NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, David G. Lodge, Judith Z. Adam and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the Registration Statement, the 10-K and the Proxy, any and all amendments to the Registration Statement, the 10-K and the Proxy making such changes in the Registration Statement, the 10-K and the Proxy, as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.



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

         Name                                     Title                                      Date
         ----                                     -----                                      ----
By:  /s/ Robert M. Kaye             Chairman of the Board, Chief Executive
   -----------------------------    and Director (Principal Executive
         Robert M. Kaye             Officer)                                           January 19, 1999


By: /s/ David G. Lodge              President, Assistant Secretary, Assistant
   -----------------------------    Treasurer and Director (Principal
        David G. Lodge              Financial and Accounting Officer)                  January 19, 1999

By: /s/ Malvin E. Bank              Director                                           January 19, 1999
   -----------------------------
        Malvin E. Bank

By: /s/ Robert R. Broadbent         Director                                           January 19, 1999
   -----------------------------
        Robert R. Broadbent

By: /s/ Marjorie M. Carlson         Director                                           January 19, 1999
   -----------------------------
        Marjorie M. Carlson

By: /s/ Lois K. Goodman             Director                                           January 19, 1999
   -----------------------------
        Lois K. Goodman

By: /s/ Marguerite B. Humphrey      Director                                           January 19, 1999
   -----------------------------
        Marguerite B. Humphrey

By: /s/ James A. Karman             Director                                           January 19, 1999
   -----------------------------
        James A. Karman

By: /s/ Ralph D. Ketchum            Director                                           January 19, 1999
   -----------------------------
        Ralph D. Ketchum

By: /s/ Alfonse M. Mattia           Director                                           January 19, 1999
   -----------------------------
        Alfonse M. Mattia

By: /s/ David P. Miller             Director                                           January 19, 1999
   -----------------------------
         David P. Miller
